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Exhibit 10(q)






                PREFERRED STOCK PURCHASE AGREEMENT



                           by and among



                 MCI COMMUNICATIONS CORPORATION,



                   NEWS TRIANGLE FINANCE, INC.


                               and


                     NEWS T INVESTMENTS, INC.







                    Dated as of August 2, 1995














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                      Exhibits and Schedules


Exhibit A      -  Certificate of Designation

Exhibit B      -  Opinion of Squadron, Ellenoff, Plesent &
                    Sheinfeld, LLP

Exhibit C      -  Opinion of Simpson Thacher & Bartlett

Schedule 4.8 - Capitalization



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PAGE 1

                PREFERRED STOCK PURCHASE AGREEMENT


     PREFERRED STOCK PURCHASE AGREEMENT, dated as of the 2nd day of August, 1995 by and among MCI Communications Corporation, a Delaware corporation
("Purchaser"), News Triangle Finance, Inc., a Delaware corporation ("News Triangle"), and News T Investments, Inc., a Delaware corporation ("News T") (News Triangle and News T are each referred to singly herein as an "Issuer" and collectively as the "Issuers").

                        W I T N E S E T H:

     WHEREAS, Purchaser desires to purchase, and each of the Issuers desires to issue and sell to Purchaser, securities of such Issuer on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the parties hereto do hereby agree as follows:

     1. Authorization of Issue of Shares. News Triangle and News T have authorized the issue and sale to Purchaser or its Permitted Transferees of 42.5 and 8.5 shares of preferred stock, respectively, such shares to be constituted, with respect to each Issuer, as a new series of preferred stock, without par value, and being designated as the "Cumulative Convertible Preferred Stock" of such Issuer (such shares, whether issued by News Triangle and/or News T are referred to herein as the "Shares"). The relative powers, preferences and rights and qualifications, limitations and restrictions with respect to each new series of preferred stock shall be set forth in a certificate of designation in the form attached hereto as Exhibit A (each such instrument being referred to herein as a "Certificate of Designation" and, together as the "Certificates of Designation").

     Certain capitalized terms used in this Agreement are defined in paragraph 10 hereof; references to a paragraph, section or subsection are, unless otherwise specified, to one of the paragraphs, sections or subsections of this Agreement and references to an "Exhibit" or a "Schedule" are, unless otherwise specified, to one of the exhibits or schedules attached to this Agreement.

     2. Sale and Purchase of Shares. Subject to the terms and conditions herein set forth, at the closing of the sale and purchase of the Shares described below (the "Initial Closing"), (i) News Triangle will issue and sell to Purchaser, and Purchaser will purchase from News Triangle, 42.5 Shares (the "News Triangle Initial Shares"), at a purchase price equal to US$425,000,000; and (ii) News T will issue and sell to Purchaser, and Purchaser


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PAGE 2

will purchase from News T, 8.5 Shares (the "News T Initial Shares"; the News Triangle Initial Shares and the News T Initial Shares are sometimes hereinafter referred to as the "Initial Shares"), at a purchase price equal to US$425,000,000.

     3. Initial Closing; Delivery of Shares. Subject to the terms and conditions herein set forth, the Initial Closing shall take place at the offices of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York at 10:00 A.M. New York City time on August 2, 1995 (the "Initial Closing Date"), or such other date, not later than five Business Days following the date on which all of the applicable conditions precedent set forth in paragraphs 6 and 7 have been satisfied or waived. At the Initial Closing, each Issuer will deliver to Purchaser a certificate representing the Shares issued and sold by such Issuer, against payment of the purchase price therefor by wire transfer in United States currency with funds immediately available to such Issuer in New York, New York.

     4. Representations and Warranties of Issuer. Each Issuer represents and warrants, as to itself only, that:

          4.1. Organization; Authority; Validity. All of the common stock of such Issuer is held, directly or indirectly, by TNCL. Such Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution and delivery of this Agreement and the issuance and sale by such issuer of the Shares to be issued and sold by such Issuer pursuant hereto and compliance by such Issuer with all of the provisions of this Agreement and the applicable Certificate of Designation: (i) are within the corporate powers and authority of such Issuer; and (ii) have been duly authorized by all requisite corporate proceedings on the part of such Issuer. This Agreement has been duly executed and delivered by such Issuer and constitutes the valid and binding obligation of such Issuer, enforceable against such Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally.

          4.2. Financial Statements. Such Issuer has furnished Purchaser with copies of a balance sheet of such Issuer as of the date hereof, certified by an officer of such Issuer, which fairly presents, in all material respects, the financial position of such Issuer as of such date.

          4.3. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of such Issuer, threatened against such Issuer, which questions the validity of this Agreement, its Certificate of Designation or the Shares to be issued and sold by such Issuer or any action taken


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PAGE 3

or to be taken pursuant hereto or thereto, or which could reasonably be expected to have a Material Adverse Effect with respect to such Issuer.

          4.4. Certificate of Incorporation of Issuer. Such Issuer has furnished Purchaser with a copy of the Certificate of Incorporation of such Issuer as in effect on the date hereof. On the Initial Closing Date, such Certificate of Incorporation shall have been amended and supplemented by its Certificate of Designation and, except for the provisions of such Certificate of Designation, on the Initial Closing Date such Certificate of Incorporation shall not have been amended, modified or supplemented in any respect.

          4.5. Governmental Consents and Approvals. Except for the filing of its Certificate of Designation with the Delaware Secretary of State, no authorization, consent, approval, license, franchise, permit or certificate by or of, filing, declaration, nor any qualification or registration with, any foreign or domestic governmental authority required to be obtained or made by or on behalf of such Issuer is necessary to permit the valid execution, delivery and performance of this Agreement and the valid issuance, sale and delivery of the Shares to be issued by such Issuer pursuant hereto, or the performance by such Issuer of its obligations in respect thereof, or the exercise of any of the rights and privileges accorded to Purchaser under this Agreement or such Issuer's Certificate of Designation.

          4.6. Purchase Permitted by Applicable Laws. The purchase of and payment for the Shares to be issued by such Issuer and purchased by Purchaser on the terms and conditions herein provided does not violate any law or governmental regulation (including Australian Securities Exchange Limited rules and regulations) applicable to such Issuer or to TNCL.

          4.7. Conflicting Agreement and Charter Provisions. Neither the execution, delivery or performance of this Agreement, the issuance and delivery of the Shares to be issued by such Issuer pursuant hereto nor, the filing and effectiveness of its Certificate of Designation, nor compliance with the terms and provisions of any of them, will conflict with the Certificate of Incorporation or By-laws of such Issuer, conflict with, or result in a breach of or constitute a default under, or result in the creation of a lien, charge or encumbrance upon or security interest in (in each case, with or without the giving of notice, lapse of time or both) any of the properties or assets of such Issuer, pursuant to the terms of any indenture, mortgage, agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which such Issuer is a party, or to which any of its properties is subject except any of the foregoing as could not reasonably be expected to have a Material Adverse Effect on such Issuer.


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PAGE 4

          4.8. Capitalization. The number of authorized shares of capital stock of such Issuer and the number of such shares issued and outstanding as of the date hereof and to be outstanding as of the Initial Closing Date are as set forth in Schedule 4.8 hereto. All of the shares of capital stock of such Issuer which are outstanding have been validly issued and are fully paid and nonassessable. Except as set forth in Schedule 4.8, there are no shares of capital stock or other equity securities of such Issuer outstanding and no outstanding Options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or Convertible Securities or rights pursuant to which shares of any capital stock of such Issuer, or contracts, commitments, understandings, or arrangements by which such Issuer is or may become bound to issue additional shares of capital stock or options, warrants or rights to purchase or acquire any shares of capital stock.

          4.9. Status of Shares. The Shares to be issued by such Issuer have been duly authorized by all necessary corporate action on the part of such Issuer and, when issued, such Shares will be validly issued and outstanding, fully paid and nonassessable, and such Shares will rank prior to all shares of common stock of such Issuer upon liquidation and in right of payment of dividends.

          The Shares issued by the Issuers pursuant to this Agreement may bear legends to the following effect:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT; THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A PREFERRED STOCK PURCHASE AGREEMENT, DATED AS OF AUGUST 2, 1995 AMONG NEWS TRIANGLE FINANCE, INC., NEWS T INVESTMENTS, INC. AND MCI COMMUNICATIONS CORPORATION, WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF NEWS TRIANGLE FINANCE, INC. AND NEWS T INVESTMENTS, INC., 1300 NORTH
       MARKET STREET, SUITE 404, WILMINGTON, DELAWARE 19801.

     5. Representations and Warranties of Purchaser. Purchaser represents and warrants that:

          5.1. Organization; Authority; Validity. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution and delivery of this Agreement and compliance by Purchaser with all of the provisions of this Agreement: (i) are within the corporate powers and authority of Purchaser; and (ii) have been


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PAGE 5

duly authorized by all requisite corporate proceedings on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally.

          5.2. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of Purchaser, threatened against Purchaser which questions the validity of this Agreement or the Shares or any action to be taken pursuant hereto, which could reasonably be expected to have an adverse effect with respect to the ability of Purchaser to perform its obligations hereunder.

          5.3. Governmental Consents and Approvals. No authorization, consent, approval, license, franchise, permit or certificate by or of, filing, declaration, nor any qualification or registration with, any foreign or domestic governmental authority required to be obtained or made by or on behalf of Purchaser is necessary to permit the valid execution, delivery and performance of this Agreement.

          5.4. Purchase Permitted by Applicable Laws. The purchase of and payment for the Shares to be purchased by Purchaser on the terms and conditions herein provided does not violate any law or governmental regulation applicable to Purchaser.

          5.5. Conflicting Agreement and Charter Provisions. Neither the execution, delivery or performance of this Agreement nor compliance with the terms and provisions hereof will conflict with the Certificate of Incorporation or By-laws of Purchaser, conflict with, or result in a breach of or constitute a default under, or result in the creation of a lien, charge or encumbrance upon or security interest in (in each case, with or without the giving of notice, lapse of time or both) any of the properties or assets of Purchaser, pursuant to the terms of, any indenture, mortgage, agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which Purchaser is a party, or to which any of its properties is subject except any of the foregoing as could not reasonably be expected to have a Material Adverse Effect on Purchaser.

          5.6. Acquisition for Investment. Purchaser represents that it is an Accredited Investor acquiring the Shares solely for its own account for the purpose of investment and not with a view to or for the sale thereof. Purchaser acknowledges that the Shares have not been registered under the Securities Act, and may be sold or disposed of in the absence of such registration only


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PAGE 6

pursuant to an exemption from such registration and in accordance with this Agreement.

     6. Conditions Precedent to the Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement on the Initial Closing Date or, to the extent set forth below, on any Additional Closing Date, as the case may be, shall be subject to the satisfaction or waiver by Purchaser of the following conditions:

          6.1. Representations and Warranties; Covenants and Agreements. (a) The representations and warranties of each Issuer contained in this Agreement and in any certificate or document executed and delivered by either Issuer pursuant to this Agreement shall be true, accurate and complete in all material respects on and as of each Closing Date with the same force and effect as though made on and as of such Closing Date, except that (i) any such representations and warranties that relate solely to a specified date (other than the date hereof) or period shall be true, accurate and complete in all material respects only as of such date or period; and (ii) the representations and warranties contained in paragraphs 4.2 and 4.8 shall be true, accurate and complete in all material respects only as of the date hereof and the Initial Closing Date. Each Issuer shall have delivered to Purchaser a certificate, dated as of such Closing Date and signed on behalf of such Issuer, to the foregoing effect.

          (b) Each Issuer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by such Issuer on or prior to such Closing Date. Each Issuer shall have delivered to Purchaser a certificate, dated as of such Closing Date and signed on behalf of such Issuer, to the foregoing effect.

          6.2. Illegality. There shall not be in effect any statute, rule, regulation or order of any court, governmental or regulatory body which prohibits or makes illegal any of the transactions contemplated by this Agreement.

          6.3. Litigation. There shall be no litigation pending or threatened which seeks to enjoin, restrain or prohibit the consummation of the transactions contemplated by this Agreement or to impose limitations on the ability of Purchaser to exercise full rights of ownership of the Shares issued hereunder.

          6.4. Consents. There shall have been obtained all consents and approvals from parties to contracts or other agreements with either Issuer and from governmental authorities or other Persons that are required in connection with the performance by either Issuer of its obligations under this Agreement.


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PAGE 7

          6.5. No Material Adverse Effect.   At the Initial
Closing only, there shall not have been a Material Adverse Effect with respect to either Issuer since the date hereof.

          6.6. Corporate Action. At the Initial Closing only, Purchaser shall have received: (a) a copy of the resolution or resolutions duly adopted by the Board of Directors of each Issuer (or a duly authorized committee thereof) authorizing the execution, delivery and performance by such Issuer of this Agreement, certified by the Secretary or an Assistant Secretary of such Issuer; and (b) a certificate of the Secretary or an Assistant Secretary of each Issuer as to the incumbency and signatures of its officers executing this Agreement.

          6.7. Charter Documents.  The Certificate of
Incorporation of each Issuer, as in effect on the date hereof, shall have been amended and supplemented by the applicable Certificate of Designation, and except as so amended and supplemented, shall not have been modified in any respect.

          6.8. Opinion of Issuer's Counsel. At the Initial Closing only, Purchaser shall have received from Squadron, Ellenoff, Plesent & Sheinfeld, LLP, counsel to the Issuers, an opinion in the form attached hereto as Exhibit B.

          6.9. Other Agreements. At the Initial Closing only, the following documents shall have been executed and delivered:
the Registration Rights Agreement, the Securityholders'
Agreement, the Joint Venture Formation Agreement and the Joint
Venture Agreement.

          6.10. Delivery of Shares. Each Issuer shall have delivered to Purchaser a certificate representing the Initial
Shares or the Additional Shares then being issued by such Issuer, as the case may be, as provided herein.

          6.11. Warrant Purchase Agreement. The closing of the purchase and sale of the Initial Warrant pursuant to the Warrant Purchase Agreement shall have occurred.

     7. Conditions Precedent to the Obligations of the Issuers. The obligations of each Issuer to consummate the transactions contemplated by this Agreement on the Initial Closing Date or, to the extent provided for below, on any Additional Closing Date, as the case may be, shall be subject to the satisfaction or waiver by such Issuer of the following conditions:

          7.1. Representations and Warranties; Covenants and
Agreements.

          (a) The representations and warranties of Purchaser contained in this Agreement and in any certificate or document


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PAGE 8

executed and delivered by it pursuant to this Agreement shall be true, accurate and complete in all material respects on and as of each Closing Date with the same force and effect as though made on and as of such Closing Date except (i) that any such representations and warranties that relate solely to a specified date (other than the date hereof) or period shall be true, accurate and complete in all material respects only as of such date or period; and (ii) the representations and warranties set forth in the first sentence of paragraph 5.6 shall be true, accurate and complete (1) as of the date hereof and the Initial Closing Date; and (2) as of each Additional Closing Date, but only with respect to the Additional Shares that are being acquired on such Additional Closing Date. Purchaser shall have delivered to each Issuer a certificate, dated as of such Closing Date and signed on its behalf, to the foregoing effect.

          (b) Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to such Closing Date. Purchaser shall have delivered to each Issuer a certificate, dated as of such Closing Date and signed on its behalf, to the foregoing effect.

          7.2. Illegality. There shall not be in effect any statute, rule, regulation or order of any court, governmental or regulatory body which prohibits or makes illegal any of the transactions contemplated by this Agreement.

          7.3. Litigation. There shall be no litigation pending or threatened which seeks to enjoin, restrain or prohibit the consummation of the transactions contemplated by this Agreement.

          7.4. Consents. There shall have been obtained all consents and approvals from parties to contracts or other agreements with Purchaser and from governmental authorities and other Persons that are required in connection with the performance by Purchaser of its obligations under this Agreement.

          7.5. Corporate Action. At the Initial Closing only, each Issuer shall have received: (a) a copy of the resolution or resolutions duly adopted by the Board of Directors (or a duly authorized committee thereof) of Purchaser authorizing the execution, delivery and performance by Purchaser of this Agreement, certified by the Secretary or an Assistant Secretary of Purchaser; and (b) a certificate of the Secretary or an Assistant Secretary of Purchaser as to the incumbency and signatures of the officers of Purchaser executing this Agreement.

          7.6. Opinion of Purchaser's Counsel. At the Initial Closing only, each Issuer shall have received from Simpson Thacher & Bartlett, counsel for Purchaser, an opinion in the form attached hereto as Exhibit C.


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PAGE 9

          7.7. Other Agreements. At the Initial Closing only, the following documents shall have been executed and delivered:
the Registration Rights Agreement, the Securityholders'
Agreement, the Joint Venture Formation Agreement and the Joint
Venture Agreement.

          7.8. Payment for Shares. Purchaser shall have made payment of the purchase price for the Initial Shares or the Additional Shares then being issued, as the case may be, as provided herein.

          7.9. Warrant Purchase Agreement. The closing of the purchase and sale of the Initial Warrant pursuant to the Warrant
Purchase Agreement shall have occurred.

     8.   Issuances of Additional Shares.

          8.1. Purchaser Option. (a) Subject to Sections 8.1(b) and 8.1(c) below and the other terms of this Agreement, Purchaser shall have the option at any time and from time to time (the "Share Purchase Option") to purchase from News Triangle and News T up to 42.5 and 8.5, respectively, additional Shares (the "Additional Shares"), reduced by the number of Shares purchased from such Issuer pursuant to the Share Put Right. The purchase price for each Additional Share shall be equal to the purchase price for each Initial Share purchased from such Issuer pursuant to paragraph 2 hereof. Each purchase from the Issuers pursuant to any exercise of the Share Purchase Option must be in increments of US$170,000,000. The aggregate purchase price for all Additional Shares issued by the Issuers pursuant to the Share Purchase Option and the Share Put Right shall not exceed US$850,000,000.

          (b) Each exercise of the Share Purchase Option is subject to (i) continued ownership by Purchaser and the Permitted Transferees of (A) the Initial Warrant and all of the Initial Shares (except to the extent the Initial Warrant has been exercised and/or the Initial Shares have been surrendered upon the exercise of any Warrant) and (B) all securities issued to Purchaser or the Permitted Transferees upon exercise of the Initial Warrant or upon the exchange or conversion of such securities, except if any Initial Shares or any securities issued upon exercise of the Initial Warrant or upon the conversion or exchange of such securities are transferred pursuant to the third and second to last sentence of paragraph 13.2(d) of the Warrant Purchase Agreement, and (ii) the requirement that each exercise of the Share Purchase Option (at any time in whole and, from time to time, in part) occur prior to 5:00 p.m., New York time, on the fifth anniversary of the Initial Closing Date (such five-year period being hereinafter referred to as the "Option Period").

          (c) It shall be a condition to each exercise of the Share Purchase Option that Purchaser (i) exercise the Share Purchase Option with respect to an equal number of Additional Shares of each Issuer and (ii) concurrently exercise the same percentage of its option to purchase Additional Warrants pursuant to the Warrant Purchase Agreement.

          (d) The Share Purchase Option may be assigned to a Permitted Transferee without the Issuers' consent, subject in all respects to all the terms and conditions of this Section 8, including, without limitation, the reduction of the number of Additional Shares issuable pursuant to the Share Purchase Option by the number of Additional Shares issued pursuant to the Share Put Right and paragraph 9.2 hereof (and Purchaser shall remain primarily liable for performance of the obligations thereunder subject to paragraph 9.2(b) hereof). Except as expressly provided above, Purchaser may not sell, transfer or assign the Share Purchase Option and any attempt to do so will be null and void and of no force and effect whatsoever.

          (e) In the event Purchaser elects to exercise the Share Purchase Option, Purchaser shall give written notice thereof (the "Share Option Notice") to each Issuer setting forth the dollar amount and the number of Shares of each Issuer with respect to which Purchaser has elected to exercise the Share Purchase Option. The Share Option Notice shall also specify a time and date, not less than 30 Business Days nor more than 60 Business Days following receipt by such Issuer of the Share Option Notice, of the closing of the purchase and sale of the Additional Shares with respect to which Purchaser is exercising the Share Purchase Option.

          8.2. Issuer Put. (a) Subject to Sections 8.2(b) and (c) below and the other terms of this Agreement and the other documents contemplated hereby, the Issuers shall have the right (the "Share Put Right") at any time and from time to time during the Option Period to require Purchaser to purchase Additional Shares, the proceeds of which purchase shall be applied solely in connection with the financing of Qualifying Transactions and related costs, up to the amount of the Additional Shares issuable pursuant to the Share Purchase Option, reduced by the number of Additional Shares previously issued pursuant to the Share Purchase Option.

          (b) It shall be a condition to each purchase of Additional Shares pursuant to the Share Put Right hereunder that (i) the Share Put Right be exercised with respect to an equal number of Additional Shares of each Issuer and (ii) TNCL concurrently exercise the same percentage of its right to require Purchaser to purchase Additional Warrants pursuant to the Warrant Purchase Agreement (the "Warrant Put Right").

          (c) The Issuers may not exercise the Share Put Right to receive an aggregate amount which, when aggregated with the amount to be paid by Purchaser upon exercise of the related Warrant Put Right, is (i) less than the lesser of
(A) the aggregate dollar amount remaining subject to the Share Put Right and the Warrant Put Right, and (B) US$200,000,000, or (ii) greater than the amount necessary to pay the purchase price and related costs of the relevant Qualifying Transaction.

          (d) (i) In the event that the Issuers elect to exercise the Share Put Right, the Issuers shall give written notice thereof (the "Share Put Right Notice") to Purchaser setting forth (A) a description of the Qualifying Transaction in connection with which the Share Put Right is being exercised; (B) whether such Qualifying Transaction is a Special Qualifying Transaction; (C) the dollar amount and the number of Additional Shares with respect to which the Share Put Right is being exercised; and (D) a time and date, not less than 30 Business Days and not more than 60 Business Days following receipt by Purchaser of the Share Put Right Notice, of the closing of the purchase and sale of the Additional Shares with respect to which the Share Put Right is being exercised.

               (ii) In the case of an exercise of the Share Put Right in connection with a Special Qualifying Transaction, Purchaser shall, within ten Business Days following receipt of the Share Put Right Notice (the "Special Put Right Notice Period"), give written notice (the "Put Right Election Notice") to each Issuer setting forth Purchaser's election, as set forth in paragraph 8.2(e) below, with respect to the manner in which such Share Put Right will be effected. In the event that Purchaser fails to deliver the Put Right Election Notice to such Issuer during the Special Put Right Notice Period, such Issuer may elect to effect such Share Put Right in any manner set forth in paragraph 8.2(e) below.

          (e) If the Share Put Right is exercised in connection with a Special Qualifying Transaction, Purchaser may require, in accordance with paragraph 8.2(d), that the Special Qualifying Transaction be effected by the Joint Venture, in which event the Share Put Right shall be exercised as follows:

               (i) the Share Put Right shall be exercised in an amount equal to one-half of the amount for which the Issuers originally proposed to exercise such Share Put Right in accordance with paragraph 8.2(c) above, and an amount equal to the proceeds from such exercise shall be contributed by TNCL or any of its wholly-owned

          Subsidiaries to the Joint Venture for the purpose of providing all or a portion of TNCL's share of the funds required to be contributed to the Joint Venture for the purpose of financing the Special Qualifying Transaction; and

               (ii) Purchaser or any of its wholly-owned Subsidiaries shall contribute to the Joint Venture an amount equal to the contribution made by TNCL pursuant to clause (i) above for the purpose of providing all or a portion of Purchaser's share of the funds required to be contributed to the Joint Venture for the purpose of financing the Special Qualifying Transaction. The amount of the contribution to the Joint Venture pursuant to this clause (ii) shall not be deemed to be in connection with an exercise of the Share Purchase Option or the Share Put Right.

     9.   Miscellaneous.

          9.1. Survival of Representations and Warranties; Entire
Agreement;
Indemnity.
          (a) Each representation and warranty contained herein or made in writing in connection herewith shall survive the execution and delivery hereof and each Closing on which it was made for a period of 12 months, except that (i) the representations and warranties of each of the Issuers contained in paragraph 4.9, shall survive indefinitely. The covenants of each Issuer set forth in paragraphs 9.10 and 9.11 shall survive in respect of the Shares issued on any Closing Date until the last applicable statute of limitations has expired with respect to any action that could be taken or any claim that could be asserted against Purchaser by any taxing authority as a result of the breach of any such covenant.

          (b) This Agreement and the respective Certificates of Designation embody the entire agreement and understanding between Purchaser and each of the Issuers and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

          (c) Each of the Issuers agrees to indemnify and hold harmless Purchaser, its Affiliates and each officer, director, employee and agent of Purchaser and such Affiliates (each, an "Indemnified Party") from and against
(i) any and all damages, losses and other liabilities of any kind (excluding any foreign, federal, state and/or local taxes and damages, losses or other liabilities relating to any foreign, federal, state and/or local taxes), including, without limitation, judgments and costs of settlement, and (ii) any and all reasonable out-of-pocket costs and expenses of any kind (excluding any foreign, federal, state and/or local taxes and costs and expenses relating to any foreign, federal, state and/or local taxes), including, without limitation, reasonable fees and disbursements of counsel, suffered or incurred in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnified Party is designated as a party thereto) arising solely by reason of Purchaser's (or any Permitted Transferee's) status as a securityholder of such Issuer and not arising by virtue of Purchaser's, or any Permitted Transferee's, acts or omissions. The foregoing shall not limit any claim Purchaser may have against either Issuer with respect to any breach by such Issuer of any covenant or representation and warranty of such Issuer herein contained.

          9.2. Binding Effect; Assignment Limited.  (a) This
Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (in accordance with paragraphs 9.2(b) and (c) below) and legal representatives.

          (b) Purchaser may, upon five Business Days' notice to each Issuer, assign all or portions of its rights and interests in this Agreement to any Permitted Transferee solely in connection with the transfer of any Shares or the assignment of the Share Purchase Option (or the right or obligation to purchase any Shares); provided that, as a precondition to the effectiveness of any proposed assignment by Purchaser (i) the assignee (and BT, if the assignee is a Subsidiary of BT) shall agree in a writing, in form and substance reasonably satisfactory to each of the Issuers, to be bound by all of the terms and conditions hereof applicable to Purchaser; and (ii) if the proposed Permitted Transferee is a Subsidiary of Purchaser that is not wholly-owned by Purchaser, each Issuer's written consent, which shall not be unreasonably withheld, shall be required. Notwithstanding any assignment by Purchaser (other than to BT or a Subsidiary of BT) provided for in this paragraph 9.2, Purchaser shall remain liable to perform all of its obligations hereunder. Upon such assignment to BT or a Subsidiary of BT, Purchaser shall not remain liable to perform the obligations hereunder assumed by BT in connection with such assignment; provided that BT (and any such Subsidiary, if applicable) shall execute the agreement referred to in paragraph 13.2(d) of the Warrant Purchase Agreement. Except as provided in this paragraph 9.2(b), and except as otherwise contemplated by the Warrant Purchase Agreement, neither this Agreement, nor any rights or interests hereunder, may be assigned by any party without the prior written consent of the other parties hereto.

          (c) Except with the prior written consent of each Issuer, no assignee of any of Purchaser's rights or interests hereunder or, prior to a Triggering Event, no transferee of any Shares may at any time cease to be a Permitted Transferee, unless it first transfers such rights and interests or any such Shares to another Permitted Transferee. Upon any such assignee's or transferee's ceasing to be a Permitted Transferee, any such assignee shall cease to have any of the rights or interests of an assignee hereunder and any such transferee (i) shall cease to have any rights or interests with respect to the voting of any Shares; and (ii) shall forthwith transfer any Shares owned by such transferee to a Permitted Transferee in accordance with the applicable provisions of this Agreement, whereupon such Permitted Transferee shall have all of the rights and interests of a Permitted Transferee in respect of such securities. If any transferee of any Shares ceases to be a Permitted Transferee, then until the transfer of any such securities to a Permitted Transferee, the Issuer thereof or its designee shall have an irrevocable proxy to vote any such Shares held by such transferee.

          9.3. Shares Acquired by the Issuers or its Affiliates. Anything herein to the contrary notwithstanding, all Shares acquired by the Issuer of such Shares or its Affiliates shall not be entitled to any benefits or rights under this Agreement, nor shall any such Shares be entitled to (and such Shares shall not be deemed outstanding for purposes of) any vote or consent required pursuant to this Agreement.

          9.4. Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier or (iii) one Business Day after being deposited with a reputable next day courier, postage prepaid, to the parties as follows:

          If to either Issuer:

          c/o News America Publishing Incorporated
          1211 Avenue of the Americas
          New York, New York  10036
          Attention:  Arthur M. Siskind, Esq.
                   Executive Vice President and Group General
                 Counsel
          Telecopier: (212) 768-2029
          Confirmation: (212) 852-7007

          with a copy to:

          Squadron, Ellenoff, Plesent & Sheinfeld, LLP
          551 Fifth Avenue
          New York, New York  10176
          Attention:  Harvey Horowitz, Esq.
          Telecopier: (212) 697-6686
          Confirmation: (212) 661-6900

          If to Purchaser:

          MCI Communications Corporation
          1801 Pennsylvania Avenue, N.W.
          Washington, D.C.  20006
          Attention: Michael J. Rowny
                     Executive Vice President
          Telecopier: (202) 887-2348
          Confirmation: (202) 887-3051

          with copies to:

          MCI Communications Corporation
          1801 Pennsylvania Avenue, N.W.
          Washington, D.C.  20006
          Attention: John R. Worthington, Esq.
                     Senior Vice President and
                     General Counsel
          Telecopier: (202) 887-2026
          Confirmation: (202) 887-2015

          and

          Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, New York  10017
          Attention:  Philip T. Ruegger III, Esq.
          Telecopier: (212) 455-2502
          Confirmation: (212) 455-2500


          Any party by notice to the other parties may designate such additional or different addresses as shall be furnished in writing by such party.

          9.5. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          9.6. Governing Law. The validity, interpretation and performance of this Agreement shall be governed by the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to the principles of conflicts of laws. Each party hereto hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan or any federal court sitting in the Borough of Manhattan in respect of any suit, action or proceeding arising out of or relating to this Agreement and the transactions pursuant hereto and in connection herewith, and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each party irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          9.7. Termination and Abandonment. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Initial Closing:

          (a) by mutual written consent of the Issuers and Purchaser; or

          (b) by either Issuer or Purchaser if the Initial Closing shall not have occurred on or before May 9, 1996; provided, however, that the right to terminate this Agreement under this paragraph 9.7(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Initial Closing to occur on or before such date; or

          (c) by either Issuer or Purchaser if any court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently enjoining or otherwise permanently prohibiting the transactions contemplated under this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

          9.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          9.9. Publicity. Except as may otherwise be required by law, no news release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by Issuer and Purchaser. Issuer and Purchaser will cooperate with each other in the development and distribution of all news releases and other public announcements with respect to this Agreement or any of the transactions contemplated hereby and, in any event, the parties agree to make a mutually agreed upon announcement concerning the Closing on or about the Closing Date.

          9.10. Certain Tax Matters. Each Issuer covenants with Purchaser, as to itself only, that:

          (a) from each Closing Date until the fourth anniversary thereof, (i) distributions made by such Issuer with respect to the Shares issued by such Issuer on such Closing Date will qualify as "dividends" within the meaning of
Section 316(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and (ii) such Issuer will be a "domestic" corporation within the meaning of Section 7701(a)(4) of the Code; and

          (b) at all times from and after the date hereof, such Issuer will characterize the Shares to be issued by such Issuer pursuant hereto as "stock" within the meaning of Section 385(c) of the Code and will not take a position or any action to the contrary thereto unless required to do so by applicable tax laws pursuant to a final determination under Section 1313(a) of the Code.

          (c) the Shares of News Triangle and News T, respectively, do not constitute more than 20% of the total voting power of the stock of each such company within the meaning of Section 1504(a)(2) of the Code.

          9.11. Use of Proceeds. From each Closing Date until the fourth anniversary thereof, each Issuer shall use the proceeds received by it in payment of the purchase price of any Shares issued by such Issuer on such Closing Date pursuant hereto to make loans to, or purchase securities from, United States entities.

          9.12. Surrender of Shares. If, upon the surrender of any Shares upon the exercise of any Warrant pursuant to Section 3.1 thereof, either Issuer becomes the owner of the Shares issued by it, such Issuer will not transfer or reissue such Shares to any Person, other than to TNCL or a wholly-owned Subsidiary of TNCL, unless Purchaser and its Permitted Transferees no longer hold any Shares issued by such Issuer.

     10. Certain Definitions. For the purpose of this Agreement the following terms shall have the meanings specified with respect thereto below;

     "Accredited Investor" has the meaning ascribed thereto in Regulation D under the Securities Act.

     "Additional Closing Date" means the date of any Closing of the purchase by Purchaser of any Additional Shares.

     "Additional Shares" has the meaning specified in paragraph
8.1(a).

     "Affiliate" means, as to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "BT" means British Telecommunications plc.

     "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Certificate of Designation" or "Certificates of Designation" has the meaning specified in paragraph 1.

     "Closing" means the Initial Closing and any Additional
Closing.

     "Closing Date" means the Initial Closing Date and any
Additional Closing Date.

     "Code" has the meaning specified in paragraph 9.10(a).

     "Consolidated Subsidiary" of a Person at any time means each of the subsidiaries of such Person whose accounts are or should, in accordance with GAAP, be consolidated with those of such Person.

     "Convertible   Securities"   means  any   securities  or  other   interests
convertible into or exchangeable for other securities, including conversions or exchanges to be effected at the issuer's option.

     "Core Business Assets" means assets used in: the production or distribution of motion pictures, television programming, print, electronic images, music, electronic and interactive products and/or television broadcasting; the publishing or distribution of newspapers, magazines and/or books, the creation of encryption methods and products and subscriber management systems; the ownership or leasing of satellites of every kind; or assets otherwise used in the production, publication, distribution or dissemination in any form of business or consumer entertainment, information, or news products of whatever kind or nature; and shall include any direct or indirect interests in corporations, limited liability companies, partnerships, joint ventures or other types of entities engaged in businesses utilizing any of such assets.

     "GAAP" means with respect to any computation required or permitted hereunder and/or with respect to any Person, such accounting principles which are generally accepted at the date of this Agreement in the country whose generally accepted accounting principles are customarily applied to such Person.

     "Initial Closing" has the meaning specified in paragraph 2.

     "Initial Closing Date" has the meaning specified in paragraph 3.

     "Initial Shares" has the meaning specified in paragraph 2.

     "Initial Warrant" means the warrant issued by TNCL on the date hereof pursuant to the Warrant Purchase Agreement.

     "Issuer" or Issuers" has the meaning specified in the introductory paragraph.

     "Joint Venture" means the Venture (as such term is defined in the Joint Venture Agreement).

     "Joint Venture Agreement" means the Partnership Agreement to be entered into upon the closing of the Joint Venture Formation Agreement.

     "Joint Venture Formation Agreement" means the Joint Venture
Formation Agreement between Purchaser and TNCL.

     "Material Adverse Effect" in respect of any Person, shall mean an effect on the business, financial condition or results of operations of such Person or its Consolidated Subsidiaries, which is (i) material and adverse to such Person and its Consolidated Subsidiaries, taken as a whole, or (ii) adverse to the ability of such Person to perform its obligations hereunder.

     "MCI Competitor" means (i) AT&T, Sprint, Worldcom, Ameritech, Bell Canada, Bell Atlantic, Bell South, Nynex, Pactel, SBC, US West and GTE; (ii) any entity (other than those referred to in clause (i) above) with consolidated annual revenues in excess of $400 million, 75% or more of which are derived from telecommunications services regulated in the United States as common carriage services or their equivalents provided in North, Central and/or South America;
(iii) any entity controlled by a party referred to in clause (i) or (ii) above; and (iv) any successor or assign of a party referred to in clause (i), (ii) or
(iii) above.

     "Murdoch Family" shall mean K. Rupert Murdoch, his wife, mother, children or sisters or children of sisters or grandchildren, grand nieces and grand nephews or any trust or any other entity directly or indirectly owned and controlled by one or more of the Persons hereinabove listed; provided, however, that any such trust or entity will be deemed to be owned by one or more of the Persons hereinabove listed so long as either: (a) the beneficial interest in the Ordinary Shares held by such trust or entity or the beneficial interest in the trust or in the shares or other proprietary interest in the entity are held by Persons which, on the date hereof, would be entitled to hold or be granted a beneficial interest in the Ordinary Shares or in the trust or the shares or other proprietary interest in the entity; or (b) the holders of the beneficial interest in such trust or shares or other proprietary interest in such entity are the

Persons hereinabove listed or Cruden Investments Pty Limited, Cruden Holdings Pty Limited, Kayarem Pty. Limited or any Subsidiaries of any of them. For purposes of this definition, a "beneficial interest" means a direct or indirect equity interest and includes an interest as a beneficiary under any trust. A trust or other entity will be deemed to be controlled for the purposes of the first sentence of this definition if the majority of the trustees or members of the Board of Directors or other governing body, as the case may be, are Persons hereinabove listed (other than Persons included by reason of the proviso at the end of the first sentence of this definition) or can be removed or replaced by any one or more of such Persons, any entity controlled by such Persons, any personal representatives of such Persons or any combination of the foregoing. For the purposes of this Agreement, any of the sisters, nieces and nephews of K. Rupert Murdoch and the children of any such sisters, nieces or nephews who currently own shares of preferred stock of Cruden Holdings Pty. Limited shall cease to be considered members of the Murdoch Family upon the redemption of all of such shares of preferred stock owned by such Persons.

     "News T" has the meaning specified in the introductory paragraph.

     "News T Initial Shares" has the meaning specified in paragraph 2.

     "News Triangle" has the meaning specified in the introductory paragraph.

     "News Triangle Initial Shares" has the meaning specified in paragraph 2.

     "Non-Media Assets" means assets or interests in entities that are not Core Business Assets.

     "Option Period" has the meaning specified in paragraph
8.1(b).

     "Options" means securities or other interests exercisable for other securities, including exercises to be effected at the issuer's option.

     "Ordinary Shares" means TNCL's ordinary shares of Australian $.50 each, or with respect to the Ordinary Shares issuable upon exercise of the Warrants, any new class of redeemable ordinary shares issuable upon such exercise, as the context requires.

     "Permitted Transferee" means, subject to Section 9.2, (i) any Subsidiary of Purchaser, (ii) BT, (iii) any wholly-owned Subsidiary of BT, or (iv) any other Subsidiary of BT, so long as BT, Purchaser and/or any of BT's or Purchaser's wholly-owned

Subsidiaries are the only Persons owning, or controlling the voting of, any voting stock or other ownership interests of such Subsidiary and (v) with respect to any transfer by any other Permitted Transferee, in addition to any Permitted Transferee referred to in clause (i), (ii), (iii) or (iv) above, Purchaser.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, business trust, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

     "Preferred Stock Purchase Agreement" means this Agreement.

     "Purchaser" has the meaning specified in the introductory paragraph.

     "Put Right Election Notice" has the meaning specified in paragraph 8.2(d)(ii).

     "Qualifying Core Business Assets" means Core Business Assets in or for use in North or South America and, in the case of content or software in the English or Spanish language; provided that any interests in entities shall be directly or indirectly-owned majority interests in entities primarily engaged in businesses utilizing any of such assets.

     "Qualifying Transactions" means: (i) the acquisition by TNCL or any of its Subsidiaries, in any form, of Qualifying Core Business Assets; and (ii) any capital contribution by TNCL to the Joint Venture to fund acquisitions by the Joint Venture (or other joint ventures of TNCL and Purchaser, as may be agreed upon).

     "Registration Rights Agreement" means the Registration Rights Agreement dated the date hereof between Purchaser and TNCL.

     "Restricted Alliance" means if TNCL or any of its Subsidiaries shall, without the consent of Purchaser, take any of the following actions: (i) enter into (directly or indirectly, through Affiliates or otherwise) any arrangement providing for joint marketing or promotion with any MCI Competitor or permitting its controlled content to be used for any activities that would promote (directly or indirectly) the products or services of any MCI Competitor, without giving Purchaser a first preference to enter into the arrangement; (ii) enter into a co-branding arrangement with an MCI Competitor (i.e., the connected use of TNCL's trade names, trademarks or service marks (e.g., "News Corp" or "Fox") together with a trade name, trademark or service mark of an MCI Competitor);
(iii) enter into (directly or indirectly, through Affiliates or otherwise) any strategic joint venture arrangement, alliance or similar arrangement (including any exclusive arrangement, or any agreement entered into outside the ordinary course) with an MCI Competitor similar to or having the purposes of or providing any of the services referred to in the Joint Venture Agreement or otherwise provided by the Joint Venture from time to time; or (iv) issue any Voting Security to any MCI Competitor in any privately-negotiated transaction.

     "SEC" means the United States Securities and Exchange
Commission.

     "Securities Act" means the United States Securities Act of 1933, as amended and the rules and regulations of the SEC thereunder.

     "Securityholders' Agreement" means the Securityholders' Agreement dated the date hereof between Purchaser and certain securityholders of TNCL.

     "Share Option Notice" has the meaning specified in paragraph
8.1(e).

     "Share Purchase Option" has the meaning specified in paragraph 8.1(a).

     "Share Put Right" has the meaning specified in paragraph
8.2(a).

     "Share Put Right Notice" has the meaning specified in paragraph 8.2(d)(i).

     "Shares" has the meaning specified in paragraph 1.

     "Special Put Right Notice Period" has the meaning specified in paragraph 8.2(d)(ii).

     "Special Qualifying Transactions" means Qualifying Transactions wherein the assets being acquired: (i) are movie studio or direct broadcast satellite assets; (ii) are Non-Media Assets; or (iii) are in a business in which the Joint Venture is engaged or has agreed to become engaged at the time of such Qualifying Transaction.

     "Subsidiary" means, (i) with respect to any Person, any entity of which such Person owns or controls the voting of, directly or indirectly through one or more intermediaries, more than 50% of the voting stock or other ownership interests representing more than 50% of the ordinary voting power, or with respect to which such Person has the power to elect a majority of the members of the Board of Directors or other governing body, of such entity at the time of determination and (ii) with respect to TNCL, in addition to any entities described in clause (i) above,

Twentieth Holdings Corporation and its Subsidiaries, so long as (x) TNCL or its Subsidiaries own all of the outstanding common stock of Twentieth Holdings Corporation, (y) TNCL or its Subsidiaries maintain a call on all the outstanding preferred stock, of Twentieth Holdings Corporation and (z) prior to a Triggering Event, a majority of the outstanding preferred stock of Twentieth Holdings Corporation is held by a member of the Murdoch Family or a nominee thereof.

          "TNCL"  means  The  News  Corporation   Limited,   a  South  Australia
corporation (ACN 007910330).

          "Triggering Event" means the occurrence of any of the following: (i) members of the Murdoch Family propose to sell shares which would result in a change of control of TNCL; (ii) any slate of directors of TNCL opposed by the Murdoch Family is elected; (iii) any party or group of related parties owns or controls ordinary shares of TNCL ("Ordinary Shares") in an amount greater than the total number of Ordinary Shares held by the Murdoch Family; (iv) any party or group of related parties: (A) has commenced an offer to acquire all of the shareholdings in TNCL and the Murdoch Family intends to tender its shares of TNCL in connection with such offer or (B) other than members of the Murdoch Family, directly or indirectly, by contract or otherwise, has the ability to elect a majority of the directors of TNCL; or (v) the consummation by TNCL of, or the binding agreement of TNCL to enter into, a Restricted Alliance.

     "Warrant" means any warrant to purchase Ordinary Shares issued pursuant to paragraph 1, 12.1 or 12.2 of the Warrant Purchase Agreement.

     "Warrant Purchase Agreement" means the Warrant Purchase Agreement dated as of the date hereof between TNCL and Purchaser.

     "Warrant Put Right" has the meaning specified in paragraph
8.2(b).

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   NEWS TRIANGLE FINANCE, INC.



                            By:_________________________________



                                   NEWS T INVESTMENTS, INC.



                            By:_________________________________



                                   MCI COMMUNICATIONS CORPORATION



                            By:_________________________________

                                                        EXHIBIT A


                    CERTIFICATE OF DESIGNATION
            OF CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                OF

                         [NAME OF ISSUER]

        Pursuant to Section 151 of the General Corporation
                   Law of the State of Delaware


     [NAME OF ISSUER], a corporation organized under the laws of the State of Delaware (the "Corporation"), certifies that, pursuant to the authority contained in its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock, without par value, designated Cumulative Convertible Preferred Stock;

     RESOLVED, that a series of the class of authorized Preferred Stock, without par value, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as the "Cumulative Convertible Preferred Stock" (the "Preferred Stock") and the number of shares constituting such series shall be 100.

     Section 2. Conversion. The Preferred Stock shall be convertible, in whole or in part, at any time at the option of the holder into shares of common stock, without par value, of the Corporation (the "Common Stock") at a rate equal to one share of Common Stock per five shares of Preferred Stock.

     Section 3.     Dividends and Distributions.

     (a) General Obligation. Following the declaration of such dividends by the Board of Directors of the Corporation, the Corporation will pay preferential dividends to the holders of Preferred Stock at the times and in the amounts provided for in this Section 3. Cumulative dividends on each share of the Preferred Stock will accrue on a daily basis (computed on the basis of a 365- or 366-day year) at a rate per annum equal to

5.147%. All dividends will accrue and be cumulative whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

     (b) Payment of Dividends. Dividends accrued on the Preferred Stock shall be declared quarterly effective on the last day of March, June, September and December in each year and shall be payable semi-annually on the last day of June and December in each year (each such date being herein referred to as a "Dividend Reference Date"), beginning, with respect to any shares of Preferred Stock, on the first such date following the date of issuance thereof. Payments of dividends on each share of the Preferred Stock shall be made to the holder of record thereof on such record date, not exceeding 25 days and not less than 10 days preceding each Dividend Reference Date, as may be fixed by the Board of Directors of the Corporation. Such payment shall be made, at the option of the Corporation, either (i) in cash to each holder at the address set forth on the record books of the Corporation or at such other place as such holder shall designate in writing to the Corporation, in each case at least two Business Days prior to the date of payment, or (ii) subject to applicable law and Australian Stock Exchange Limited regulation, in duly authorized, fully paid and nonassessable preferred limited voting ordinary shares ("TNCL Preferred Shares") of TNCL (or, at the holder's option, Preferred Share ADSs), provided that the Current Market Price of such TNCL Preferred Shares can be determined at such time and that such shares are free and clear of preemptive rights and all liens, claims or encumbrances, of any kind, and are eligible for listing in compliance with the rules of the stock exchanges on which the TNCL Preferred Shares are then listed or (iii) with any combination of cash and, subject to the same conditions and provisions set forth in clause (ii) above, TNCL Preferred Shares (or Preferred Share ADSs). Each such dividend payment (or portion thereof) to be paid in TNCL Preferred Shares (or Preferred Share ADSs) shall be paid by the issuance to the holders of Preferred Stock of that number of TNCL Preferred Shares (or Preferred Share ADSs) as shall equal the quotient obtained by dividing the amount of such dividend payment (or portion thereof) in respect of each share of Preferred Stock to be paid in TNCL Preferred Shares (or Preferred Share ADSs) by the Current Market Price of the TNCL Preferred Shares (or Preferred Share ADSs) as of the Dividend Reference Date with respect to which the dividend is paid. Dividends accrued on the Preferred Stock shall be paid on each Dividend Reference Date, subject to the availability of profit, surplus or other funds of the Corporation legally available for such payment, and shall be deemed paid when delivered by wire transfer of immediately available funds to the Holder entitled thereto or, to the extent that such dividend is paid in TNCL Preferred Shares, when deposited in the U.S. mail.

     (c) Distribution of Partial Dividend Payments. If at any time the Corporation distributes less than the total amount of dividends then accrued with respect to Preferred Stock, such payment will be distributed among the holders of Preferred Stock so that an equal amount will be paid (as nearly as possible) with respect to each outstanding share of Preferred Stock.

     (d) Priority. So long as any Preferred Stock remains outstanding, the Corporation will not redeem, purchase or otherwise acquire any Junior Capital Stock, nor will the Corporation declare or pay any dividend or make any distribution (in each case, whether in cash or securities or assets in kind) upon Junior Capital Stock unless the Corporation shall have paid the full amount of dividends accrued on the Preferred Stock as of the most recent Dividend Reference Date.

     Section 4.     Covenants.

     (a) The affirmative prior written consent of the holders of at least 75% of the outstanding shares of Preferred Stock shall be necessary (i) to amend, repeal or change any provisions of the Certificate of Incorporation of the Corporation (other than the provision of the Certificate of Designation ("Certificate of Designation") of the Preferred Stock which embodies this Resolution) in any manner which would adversely affect the powers, preferences or special rights of the shares of Preferred Stock; (ii) to amend, repeal or change any provisions of the Certificate of Designation which embodies this resolution; (iii) to designate or issue shares of any class of preferred stock having powers, preferences or special rights which are senior to, or pari passu with, the powers, preferences or special rights of the Preferred Stock designated hereby or to issue any shares of Preferred Stock, other than pursuant to the Preferred Stock Purchase Agreement dated August 2, 1995 by and among of the Corporation, [News Triangle Finance, Inc] [News T Investments, Inc.] and MCI Communications Corporation; (iv) for the Corporation to merge, consolidate or enter into any other business combination, or to sell all or substantially all of its assets; or (v) to voluntarily liquidate, dissolve, or wind-up the Corporation. The foregoing provisions will be of no further force and effect on the date four years following the last issuance of shares of Preferred Stock designated hereby. No shares of Preferred Stock shall be issued subsequent to August 2, 2000.

     (b) Except as may be otherwise provided by law, the holders of the shares of Preferred Stock and the holders of the shares of Common Stock shall vote as a single class with respect to all actions to be taken by the stockholders of the Corporation. Each share of Preferred Stock shall entitle the holder thereof to one vote with respect to any such action.

     Section 5. Reacquired Shares. So long as any share of Preferred Stock is outstanding, any share of Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof and will not be reissued, sold or transferred.

     Section 6.     Liquidation, Dissolution or Winding Up.

     Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of Junior Capital Stock unless, prior thereto, the holders of shares of Preferred Stock shall have received, first, an amount equal to the accrued and unpaid dividends thereon and, second, an amount equal to the Liquidation Value thereof which amounts shall be paid, at the option of the Corporation, either (i) in cash or (ii) subject to law and Australian Stock Exchange Limited regulations, in duly authorized, fully paid and nonassessable TNCL Preferred Shares (or, at the holder's option, Preferred Share ADSs), provided that the Current Market Price of TNCL Preferred Shares can be determined at such time and such shares are free and clear of preemptive rights and all liens, claims or encumbrances, of any kind or (iii) with any combination of cash and, subject to the same conditions and provisions set forth in clause (ii) above, TNCL Preferred Shares (or Preferred Share ADSs). Each such payment (or portion thereof) to be paid in TNCL Preferred Shares (or Preferred Share ADSs) shall be paid by the issuance to the holders of Preferred Stock of that number of TNCL Preferred Shares (or Preferred Share ADSs) as shall equal the quotient obtained by dividing the amount of such dividend payment (or portion thereof) in respect of each share of Preferred Stock to be paid in TNCL Preferred Shares (or Preferred Share ADSs) by the Current Market Price of the TNCL Preferred Shares (or Preferred Share ADSs) as of the date such payment is to be made.

     Section 7.     Definitions.  For the purposes of the
Certificate of Designation which embodies this resolution:


     "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Certificate of Designation" has the meaning specified in
Section 4(a) hereof.

     "Common Stock" has the meaning specified in Section 2 hereof.

     "Corporation" has the meaning specified in the preamble hereto.

     "Current Market Price" of any security on any date shall be deemed to be the average of the daily closing prices for the 20 consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal United States national securities exchange (including, for purposes hereof, the NASDAQ National Market System) on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any United States national securities exchange, the last reported sales price on the Australian Stock Exchange Limited. In determining any Current Market Price, appropriate provisions will be made for currency translations and adjustments to reflect trading in American Depositary Shares.

     "Dividend Reference Date" has the meaning specified in
Section 3(b) hereof.

     "Junior Capital Stock" means all shares of capital stock of the Corporation other than the Preferred Stock.

     "Liquidation Value" of any share of Preferred Stock will be equal to $___________.

     "NASDAQ" means the National Association of Securities
Dealers, Inc. Automated Quotation System.

     "Ordinary Shares" means TNCL's Ordinary Shares of Australian
$.50 each.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, business trust, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

     "Preferred Share ADS" or "Preferred Share ADSs" means
American Depositary Shares representing TNCL Preferred Shares.

     "Preferred Stock" has the meaning specified in Section 1 hereof.

     "TNCL" means The News Corporation Limited, a corporation organized and existing under the laws of South Australia.

     "TNCL Preferred Shares" has the meaning specified in Section
3(b) hereof.

     "Warrant" shall mean any Warrant issued by TNCL pursuant to the Warrant Purchase Agreement dated August 2, 1995 between MCI Communications Corporation and TNCL.

     Section 8.     Currency.

     Unless otherwise herein specified, all references to money or cash shall mean lawful money of the United States and all references to dollars shall mean United States dollars.

     IN WITNESS WHEREOF, said [NAME OF ISSUER] has caused this Certificate of Designation of Cumulative Convertible Preferred Stock to be duly executed by its Vice President, this ___ day of __________, 1995.


                                        [NAME OF ISSUER]






By:___________________________

                           SCHEDULE 4.8




     I.   Capitalization of News Triangle Finance, Inc.:

          Common    1,500 shares
          Preferred     100 shares



     II.  Capitalization of News T Investments, Inc.:

          Common    3,000 shares
          Preferred     100 shares